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IDS Life Insurance Company
IDS Life Account MGA
Portfolio Guaranteed Term Annuity

EXHIBIT INDEX

Exhibit 4.1:   Copy of Non-tax qualified Group Annuity Contract, Form 33111.

Exhibit 4.2:   Copy of Non-tax qualified Group Annuity Certificate, Form 33114.

Exhibit 4.3:   Copy of Tax qualified Group Annuity Contract, Form 33112.

Exhibit 4.4:   Copy of Tax qualified Group Annuity Certificate, Form 33115.

Exhibit 4.5:   Copy of Group IRA Annuity Contract, Form 33113.

Exhibit 4.6:   Copy of Group IRA Annuity Certificate, Form 33116.

Exhibit 25:    Power of Attorney, dated August 19, 1997.